As Filed with the Securities and Exchange Commission on July 3, 2001
-------------------------------------------------------------------------------
                                                   Registration No______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Praxair, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                 06-124-9050
-------------------------------             ------------------------------------

       (State of incorporation)               (IRS Employer Identification No.)

                  39 Old Ridgebury Road, Danbury, CT 06810-5113
                    (Address of principal executive offices)

                   2002 Praxair, Inc. Long Term Incentive Plan
                  --------------------------------------------
                            (Full title of the plan)

                                David H. Chaifetz
                  Vice President, General Counsel and Secretary
                                  Praxair, Inc.
                              39 Old Ridgebury Road
                             Danbury, CT 06810-5113
                       ----------------------------------
                     (Name and address of agent for service)

                                 (203) 837-2000
                  -------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of Securities       Amount to be        Proposed maximum offering  Proposed maximum           Amount of
to be registered          registered          price per share(2)         aggregate offering         registration fee
                                                                         price(2)
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01       7,900,000 Shares            $46.185                  $364,861,500             $91,215
    par value (1)
======================================================================================================================

(1)  Also includes the Common Stock Purchase Rights associated therewith.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                       Exhibit Index is located on page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information required by the Securities and Exchange Commission as set forth in Part I of Form S-8 will be sent or given to participants in the 2002 Praxair, Inc. Long Term Incentive Plan (the "Plan") which Plan is listed on the cover of this registration statement (the "Registration Statement"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by Praxair, Inc. (the "Registrant") with the Commission and are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 which contains audited financial statements for the most recent year for which such statements have been filed.

         (b) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992.

         (c) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                           Not applicable


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

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                           None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article VIII of the Restated Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Registrant to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in, and settlements of, lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

         The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                   Not applicable

ITEM 8.  EXHIBITS

         4.1      2002 Praxair, Inc. Long Term Incentive Plan

         4.2 Article IV of the Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant (incorporated herein by reference to Appendix A to the Registrant's Information Statement, filed as
                  Exhibit 2.01 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992).

         4.3 Form of Rights Agreement between the Registrant and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992).

          5.1  Opinion of Counsel - Kelley Drye & Warren LLP

          23.1 Consent of Independent Accountants - PricewaterhouseCoopers LLP.

          23.2 Consent of Counsel - Kelley Drye & Warren LLP (contained in
               Exhibit 5.1).

          24.1 Powers of Attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided however that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
The Registrant.

         Pursuant to the requirements of the Securities Act of 1933 as amended, Praxair, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 2nd day of July, 2001.

                                PRAXAIR, INC.

                                By:  /s/ George P. Ristevski
                                    -----------------------------------
                                    George P. Ristevski
                                    Vice President and Controller
                                    (On behalf of the Registrant and as
                                    Principal Accounting Officer)

         Each person whose signature appears below appoints David H. Chaifetz his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462 (b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities indicated on April 24, 2001.

/s/ James S. Sawyer                     /s/ Alejandro Achaval                 /s/ Raymond W. LeBouef
------------------------------------    ------------------------------------  ---------------------------
James S. Sawyer                         Alejandro Achaval                     Raymond W. LeBouef
Vice President,  Chief Financial        Director                              Director
Officer and Director
(Principal Financial Officer)

/s/ Dennis H. Reilley                   /s/ Dale F. Frey                      /s/ Benjamin F. Payton
------------------------------------    ---------------------------           ----------------------
Dennis H. Reilley                       Dale F. Frey                          Benjamin F. Payton
Chairman and Chief                      Director                              Director
Executive Officer
(Principal Executive Officer)

                                        /s/ Claire W. Gargalli                /s/ G. Jackson Ratcliffe, Jr.
                                        ------------------------------------  -----------------------------
                                        Claire W. Gargalli                    G. Jackson Ratcliffe, Jr.
                                        Director                              Director

                                        /s/ Ronald L. Kuehn, Jr.              /s/ H. Mitchell Watson, Jr.
                                        ---------------------------           ---------------------------
                                        Ronald L. Kuehn, Jr.                  H. Mitchell Watson, Jr.
                                        Director                              Director



                                          EXHIBIT INDEX



EXHIBIT                                                                                  SEQUENTIAL PAGE NO.
-------                                                                                  ------------------
4.1        2002 Praxair, Inc. Long Term Incentive Plan                                            9

4.2        Article IV of the Registrant's Restated Certificate of Incorporation,      Incorporated by Reference
           defining the rights of holders of the capital stock of the Registrant
           (incorporated herein by reference to Appendix A to the Registrant's
           Information Statement, filed as Exhibit 2.01 to the Registrant's
           Registration Statement on Form 10 (File No. 1-11037), filed with the
           Commission on March 10, 1992, as amended by Form 8, dated May 22,
           1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992).

4.3        Form of Rights Agreement between the Registrant and The Bank of New        Incorporated by Reference
           York, as Rights Agent (incorporated herein by reference to Exhibit
           4.02 to the Registrant's Registration Statement on Form 10 (File No.
           1-11037), filed with the Commission on March 10, 1992, as amended by
           Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992).

5.1        Opinion of Counsel - Kelley Drye & Warren LLP                                          26

23.1       Consent of Independent Accountants -                                                   28
            PricewaterhouseCoopers LLP

23.2       Consent of Counsel - Kelley Drye & Warren LLP                          Contained in Exhibit 5.1

24.1       Powers of Attorney                                                     Included in the signature page
                                                                                  hereof



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